UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 25, 2016

(Date of earliest event reported)

Golden Queen Mining Co. Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-21777

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

#2300 – 1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2

(Address of principal executive offices, including zip code)

(778) 373-1557

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 25, 2016, Golden Queen Mining Co. Ltd. (the “Company”) in connection with its closing of an offering of units of the Company entered into a warrant indenture (the “Warrant Indenture”) between the Registrant and Computershare Trust Company of Canada, as the warrant agent.

Under the terms of the Warrant Indenture, each whole common share purchase warrant (each a “Warrant” and collectively, the “Warrants”) entitle the holder (the “Warrant holder”) to purchase one common share of the Company upon the exercise of the Warrant (each a “Warrant Share” and collectively, the “Warrant Shares”) at a price of C$2.00 per Warrant Share. The Warrants will be exercisable at any time prior to 5:00 p.m. (Vancouver time) on July 25, 2019 (the “Expiry Time”), after the Expiry Time, the Warrants will expire and become null and void. The exercise price for the Warrants is payable in Canadian dollars.

The Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of Warrant Shares under the United States Securities Act of 1933, as amended. This option entitles the Warrant holders to elect to receive fewer Warrant Shares without paying the cash exercise price. The number of Warrant Shares to be issued would be determined by a formula based on the total number of Warrant Shares with respect to which the Warrant is being exercised, the daily volume weighted average price for the Company’s common shares on the trading day immediately prior to the date of exercise and the applicable exercise price of the Warrants.

The exercise price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment upon the happening of certain events, such as a distribution on the common shares, or a subdivision, consolidation or reclassification of the common shares. In addition, upon any fundamental transaction, such as a merger, consolidation, sale of all or substantially all of our assets, share exchange or business combination, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the common shares to which the holder of a common share would have been entitled immediately on such event.

The foregoing summary of the material provisions of the Warrant Indenture is qualified in its entirety by reference to the Warrant Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

Item 7.01	Regulation FD Disclosure

On July 25, 2016, the Registrant issued a press release entitled “Golden Queen Closes C$14 Million Unit Offering” A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.1 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the United States Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Warrant Indenture, dated July 25, 2016*
99.1	Press Release, dated July 25, 2016**

*	The foregoing Exhibits are hereby incorporated by reference into the Registrant’s Registration Statement on Form S-3 (File No. 333-211141), filed with the SEC on May 4, 2016, as declared effective on May 13, 2016, pursuant to the United States Securities Act of 1933, as amended.

**	The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN QUEEN MINING CO. LTD.

Date: July 25, 2016	By:	/s/ Andrée St-Germain
Andrée St-Germain
Chief Financial Officer